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                                                                      EXHIBIT 23



                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference of our firm under the caption "Experts" in the Registration Statement Form S-8 No. 333-46629 pertaining to the Employee Stock Plans, collectively, of Granite Broadcasting Corporation and to the incorporation by reference therein of our report dated February 19, 1999, with respect to the consolidated financial statements and the financial statement schedule of Granite Broadcasting Corporation included in its Form 10-K for the year ended December 31, 1998, filed with the Securities and Exchange Commission.



                                                       /S/    ERNST & YOUNG LLP
                                                       -------------------------



New York, New York
March 30, 1999